UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Strategic Investment Fund, L.P.
Trian Partners Strategic Investment Fund II, L.P.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian SPV (SUB) VIII, L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Fund (Sub)-G II, L.P.
Nelson Peltz
Peter W. May
Edward P. Garden
John H. Myers
Arthur B. Winkleblack
Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trian Fund Management, L.P. placed the following advertisement in The Wall Street Journal on May 11, 2015 and may from time to time place such advertisement in additional publications:

WHO HAS

MORE AT

STAKE IN THE

FUTURE OF

DUPONT?

CEO ELLEN KULLMAN:

SELLER OF $80 MILLION OF DUPONT STOCK?

OR

TRIAN:

OWNER OF $1.8 BILLION OF DUPONT STOCK?

ACCORDING TO GLASS LEWIS, ONE OF THE NATION’S LEADING PROXY ADVISORY FIRMS:

“Owing to Trian’s $1.8 billion at stake, Mr. Peltz [Trian’s CEO] is uniquely qualified, perhaps more than any other director nominee this year, to promote an ownership mentality that comes from a large and more direct financial interest in the Company. We also note that his addition may help restore any credibility lost in the eyes of investors following the CEO’s recent stock sales.”

YOU DECIDE.

Help make DuPont GREAT again. We urge you to vote the GOLD proxy card today to elect Nelson Peltz, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta.
Your vote is important, no matter how many or how few shares you own.

VOTE THE GOLD PROXY CARD

For more information, visit DuPontCanBeGreat.com

or

Call MacKenzie Partners, Inc. at (800) 322-2885

Note: Trian has neither sought nor obtained consent from any third party to use previously published information in this advertisement.

Source: Form 4 filings of Ellen Kullman and E.I. du Pont de Nemours and Company (“DuPont”) proxy statements. The $80 million estimate reflects the gross amount of stock sold by Ellen Kullman for reasons other than payment of taxes since funds managed by Trian Fund Management, L.P. (“Trian”) first invested in DuPont. The estimate is based on the average dollar amount specified in the applicable Form 4 multiplied by the number of shares sold. According to Securities and Exchange Commission (“SEC”) filings, most of the sales by Ellen Kullman were made pursuant to Rule 10b5-1 trading plans. While Rule 10b5-1 trading plans provide for automatic purchases or sales in amounts, for prices and/or on dates determined by formulas or similar methods, these plans generally may be terminated or amended prior to their predetermined end. For additional information, see page 91 of the Trian White Paper dated February 17, 2015, available at www.DuPontCanBeGreat.com.

© 2015 Trian Fund Management, L.P. All rights reserved. Trian Fund Management, L.P. (“Trian”) and the investment funds that it manages that hold shares of E.I. du Pont de Nemours and Company (the “Company”), together with other Participants (as defined below), filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) on March 25, 2015 to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. The Participants’ definitive proxy statement and a form of proxy have been mailed to stockholders of the Company. These materials and other materials filed by the Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by the Participants with the SEC are also available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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